UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 14, 2010
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-34192	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)(I.R.S. Employer Identification No.)	(IRS Employer Identification No.)

120 SAN GABRIEL DRIVE
SUNNYVALE, CALIFORNIA	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-7600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 14, 2010, the Board of Directors and its Compensation Committee (the “Compensation Committee”) of Maxim Integrated Products, Inc. (the “Company”) approved (i) cash bonuses for the officers of the Company for their performance during fiscal year 2010, (ii) base salaries adjustments for certain officers effective September 20, 2010, and (iii) a new cash incentive compensation plan for officers applicable to fiscal year 2011 performance.

Cash bonuses awarded to the principal executive officer, principal financial officer and other named executive officers of the Company that will appear in our 2010 Proxy Statement in connection with our Annual Meeting of Stockholders to be held on November 9, 2010 (collectively, the “NEOs”) for their fiscal year 2010 performance, along with base salary adjustments effective September 20, 2010, are set forth in the table below:

Name	Title	Fiscal Year 2010 Performance Bonus(1)	New Base Salary
Tunc Doluca	President and Chief Executive Officer	$1,400,000	$517,000
Bruce Kiddoo	Senior Vice President and Chief Financial Officer	$745,197	$362,250
Vivek Jain	Senior Vice President	$807,951	$341,550
Pirooz Parvarandeh	Group President, Chief Technical Officer	$834,098	$414,000
Vijay Ullal	Group President	$1,153,094	$414,000
(1) Bonuses were calculated under the Officer Compensation Plan previously disclosed on Form 8-K filed with the Securities and Exchange Commission on October 27, 2009 using the following company-wide performance metrics: (i) operating income (less special expense items), (ii) year-over-year growth in operating income (less special expense items) and (iii) year-over-year stock price performance of the Company relative to its peer group of companies. In addition, each officer's share of the aggregate bonus pool was determined by each officer's position points and personal performance during fiscal year 2010, in accordance with the Officer Compensation Plan for fiscal year 2010.
Under the new cash incentive compensation plan for officers applicable to fiscal year 2011 performance, the aggregate cash bonus pool available for distribution to all officers of the Company, including the NEOs, will range from 1.44% to 2.16% of the Company's operating income as determined under U.S. General Accepted Accounting Principles (“GAAP”), excluding special expense items. The metric that determines the percentage of the Company's operating income available for distribution to all officers is year-over-year stock price performance of the Company relative to a peer group consisting of five (5) other companies measured during the April-June time period. The target aggregate cash bonus pool is an amount equal to 1.8% of the Company's operating income as determined under GAAP, excluding special expense items. Each officer's share of the aggregate bonus pool is determined based upon their position points and personal performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Cheif Financial Officer

Date: September 20, 2010